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Exhibit (11)      Statement Re: Computation of Earnings Per Share
                 (Amounts in thousands, except per share data)


                                                       Three Months Ended     Nine Months Ended
                                                           September 30        September  30
                                                         1997       1998        1997      1998
                                                       --------   --------    --------  ---------
Basic:
Weighted average common shares outstanding               47,626     52,232      45,374     51,811
                                                       ========   ========    ========   ========

Income before income taxes and minority interest       $  8,515   $ 13,387    $ 23,721   $ 38,844
Deduct income taxes                                       2,557      4,016       7,097     11,653
Deduct (add) minority interest                               30        (47)        413       (128)
                                                       --------   --------    --------   --------
Net income                                             $  5,928   $  9,418    $ 16,211   $ 27,319
                                                       ========   ========    ========   ========

Per share amount                                       $   0.12   $   0.18    $   0.36   $   0.53
                                                       ========   ========    ========   ========

Diluted:
Weighted average common shares outstanding               47,626     52,232      45,374     51,811
Net effect of stock options and warrants - based on
the treasury stock method using average market price
                                                          2,025      1,036       1,718      1,616
                                                       --------   --------    --------   --------
Total weighted average shares outstanding                49,651     53,268      47,092     53,427
                                                       ========   ========    ========   ========

Income before income taxes and minority interest       $  8,515   $ 13,387    $ 23,721   $ 38,844
Deduct income taxes                                       2,557      4,016       7,097     11,653
Deduct (add) minority interest                               30        (47)        413       (128)
Net income                                             $  5,928   $  9,418    $ 16,211   $ 27,319
                                                       ========   ========    ========   ========
Per share amount                                       $   0.12   $   0.18    $   0.34   $   0.51
                                                       ========   ========    ========   ========


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